SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
JOHN HANCOCK FUNDS II
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Internal Use Only
JHF II Proxy Statement
For Shareholders Meeting to be Held January 8, 2008
Q: What are the changes being proposed?
The proposed changes:
1)	Election of six Trustees as members of the Board of Trustees.

2)	Approval of an amendment to the Advisory Agreement transferring to a new Service Agreement with the Adviser the financial, accounting and administrative services currently performed by the Adviser under the Advisory Agreement.

3)	Approval of an amendment to the Advisory Agreement for each JHF II Lifestyle Portfolio to restructure the advisory fee.

4)	Approval of amended and restated fundamental investment restrictions.

5)	Approval of Amendment to JHF II’s Agreement and Declaration of Trust authorizing a conversion of JHF II to another form of business entity and approval of conversion of JHF II from a Massachusetts Business Trust to a Delaware Limited Liability Company.
Q: What are the benefits of these proposed changes?
Q1 Election of Board
          All existing Trustees have been nominated for re-election.
Q 2 New Service Agreement
          There is no current plan to change the level or quality of services provided by the Adviser or the fees paid for those services. The non-advisory services provided by the Adviser and the fees paid for these services under the Service Agreement could be changed in the future with Board approval but without the expense of a shareholder meeting.
Q3 Restructuring the Advisory Fee for JHF II Lifestyle Portfolios
          The current advisory fee structure contemplates that the Lifestyle Portfolios will only invest in John Hancock Funds II and John Hancock Funds III funds, which are also advised by the Adviser, (“Affiliated Funds”).
          The proposed advisory fee structure would permit the Lifestyle Portfolios to invest in Affiliated Funds as well as in other investments including nonaffiliated funds and securities (“Other Assets”) and the Adviser would receive a different advisory fee with respect to each of these asset categories. The Adviser believes that the ability of the Lifestyle Portfolios to invest in both Affiliated Funds and Other Assets would benefit each Lifestyle Portfolio and its shareholders.
Q 4 Amended and Restated Fundamental Investment Restrictions
The investment restrictions are being amended to conform and standardize the investment restrictions for all John Hancock funds, to update those investment restrictions that are more restrictive than required under the federal securities laws or that are no longer required and to incorporate maximum flexibility that will permit the investment restrictions to accommodate future regulatory changes without the need for further shareholder approval.

Q 5 Conversion of JFH II to Delaware Limited Liability Companies (“Delaware LLCs”)
The conversion to a Delaware LLC provides the following benefits to shareholders/contract owners:
•	Greater certainty regarding the potential liability of shareholders and directors.

•	Delaware laws and precedents relative to corporations, trusts and limited partnerships is more “business oriented”.

•	Reduced administrative burdens and expenses.

•	The ability to convert from RICs to partnerships (with Board approval) which may provide greater investment flexibility.
Q: When is the name change for JHF II effective?
The name change will be effective when JHF II converts to Delaware LLC, currently scheduled for the close of business on Friday, January 18, 2008.
Q: Will my expenses be impacted as a result of the conversion of JHF II to a Delaware LLC?
No.
Q: What happens if the reorganization is not approved?
Management will consider possible alternatives including re-solicitation of shareholders to approve the proposal.
Q: How do I vote?
In order to facilitate the proxy voting process, you may vote using one of three methods:
•	By mail — a postage paid envelope in enclosed with the proxy.

•	By Phone — [instructions below].

•	By Internet — [instructions below].
Q: How do I vote via the Internet?
Go to www.jhfunds.com/proxy and enter the shareholder site. Click on the proxy voting link. Enter the control number found on your proxy card and follow the simple instructions.
Q: Where/what is the “control number”?
The number is labeled “Control Number” and is found in the front-center of the proxy card.
Q: I have already voted and wish to change my vote. How can I do this?
A shareholder signing and returning a proxy has the power to revoke it at any time before it is exercised:
•	By filing a written notice of revocation with the Funds’ transfer agent, John Hancock Signature Services, Inc., 164 Corporate Drive, Portsmouth, New Hampshire 03801, or

•	By returning a duly executed proxy with a later date before the time of the meeting, or

•	If a shareholder has executed a proxy but is present at the meeting and wishes to vote in person, by notifying the secretary of your fund at any time before it is voted.

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